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EXHIBIT 10.4

                      STATEMENT OF TRUSTEE

     I, Hugh Grenfal hold in trust for Paxton Mining Corporation a 100% undivided interest in two mineral claims, namely the Keno (record #369850) and the Marble Arch (record #369851) located in the Slocan Mining Division. I will deliver full title on demand to Paxton Mining Corporation for as long as the claims are in good standing with the Province of British Columbia.

/s/ Hugh Grenfal
June 30, 1999